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                                                                    Exhibit 24.2


                                POWER OF ATTORNEY

        The person whose signature appears below hereby constitutes and appoints David M. Kavanagh, Wesley G. Nissen and Mark D. Wood her true and lawful attorneys-in-fact and agents, acting alone, with full power of substitution and resubstitution, to sign on her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-1 (including any registration statement filed pursuant to Rule 462(b), (c) or (d) under the Securities Act of 1933, and all amendments thereto) and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person, in her capacity as chief financial officer of Dearborn Capital Management, L.L.C., the general partner of the registrant, on June 12, 2003.

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                     SIGNATURE                                            TITLE
                     ---------                                            -----

                /s/ Maureen O'Rourke                    CHIEF FINANCIAL OFFICER
           -------------------------------------        (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)
                  Maureen O'Rourke
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